Exhibit 99.1

CIBER, Inc.

6363 S. Fiddler’s Green Circle, Suite 1400

Greenwood Village, CO 80111

www.ciber.com

Contact:	Gary Kohn	Robin Caputo
	Investor Relations	Media Relations
	303-625-5256	303-267-3876
	gkohn@ciber.com	rcaputo@ciber.com

FORMER BT GLOBAL SERVICES PRESIDENT AND FORMER CHIEF MARKETING AND SALES OFFICER FOR EDS JOINS CIBER’S BOARD OF DIRECTORS

GREENWOOD VILLAGE, Colo. — March 21, 2012 — CIBER, a global information technology consulting and managed services company, today announced that Michael Boustridge, former president of Global Multinational Corporations for BT Global Services Ltd., has been appointed to its Board of Directors. His appointment as a Class II director is effective immediately, and he will stand for election at the company’s 2014 annual meeting.

“Michael’s experience as both a president and chief marketing and sales officer for some of our industry’s leading companies brings relevant expertise to CIBER’s business strategy as the company unifies and strengthens global operations, reaccelerates sales and captures the growth and potential of the enormous IT marketplace,” said Paul Jacobs, Esq., CIBER Chairman.

At BT Global Services, Boustridge had P&L and delivery responsibility for BT’s top multinational customers, with customers in North America, Asia Pacific, Europe, the Middle East and Africa. In that role he expanded business with targeted clients and improved costs through integration and rationalization of individual country operations. At BT Boustridge also served as president of BT America, and president of the Global Financial Services sector, president of Asia Pacific and of the global indirect channel business.

Prior to joining BT, Boustridge was the chief sales officer and chief marketing officer at Electronic Data Systems Corporation (EDS), responsible for enterprise-wide marketing, brand, market

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management, product development identification and launch, business development and revenue and margin expansion.

In 2003, sales at EDS was centralized under his leadership, and he grew revenue and expanded growth of share in all areas of the business. In his 11-year tenure with EDS he also served as vice president, enterprise client executive and vice president of sales.

Boustridge started his career with IBM New Zealand Ltd. as a billing analyst and in various sales capacities. He also worked with Hitachi Ltd. in New Zealand as a senior systems engineer, an account manager and New Zealand sales manager.

Boustridge serves on the boards of Contact Solutions LLC, which provides on-demand contact automation services for business and government; Pacific Fibre Ltd., a private company building a fiber optic network between Australia, New Zealand and the U.S. by 2014; and Riverbed Technology, Inc., a public technology company that specializes in improving the performance of networks and networked applications, where he also is a member of the Compensation Committee.  Boustridge is on the Advisory Board for Any Presence, Inc., an enterprise-class, cloud-based mobile platform provider. He is also a member of the Board of Trustees for XPRIZE Foundation, an educational nonprofit organization with the mission to bring about radical breakthroughs for the benefit of humanity.

About CIBER, Inc.

CIBER, Inc. is a global information technology consulting, services and outsourcing company applying practical innovation through services and solutions that deliver tangible results for both commercial and government clients. Services include application development and management, ERP implementation, change management, project management, systems integration, infrastructure management and end-user computing, as well as strategic business and technology consulting. Founded in 1974 and headquartered in Greenwood Village, Colorado, CIBER has more than 7,400 employees and operates in 18 countries, serving clients in North America, Europe and Asia/Pacific. Annual revenue in 2011 was $1 billion. CIBER trades on the New York Stock exchange (NYSE: CBR), and is included in the Russell 2000 Index and the S&P Small Cap 600 Index. For more information, visit www.ciber.com.